                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
              6.0% CONVERTIBLE JUNIOR SUBORDINATED PROMISSORY NOTE


$____________ (original principal amount)                     NEW YORK, NEW YORK
                                          ORIGINAL ISSUANCE AS OF APRIL 17, 2000
                                        AMENDED AND RESTATED AS OF JULY 12, 2002



                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS NOTE IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT DATED JULY 12, 2002, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.

                  FOR VALUE RECEIVED, the undersigned, GARTNER, INC., (formerly Gartner Group, Inc.), a Delaware corporation (the "Company"), promises to pay to _______________, a _____________________ (the "Investor"), in lawful money of the United States and in immediately available funds, the principal amount of $___________ (together with increases to such amount pursuant to Section 1 below, the "Face Amount") together with interest thereon calculated from the original issuance date in accordance with the provisions of this Note.

                  This Note was issued pursuant to the Securities Purchase Agreement, dated as of March 21, 2000, as amended (the "Agreement"), among Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C. and the other parties thereto. Unless the context otherwise requires, as used herein, "Note" means any of the 6.0% Convertible Junior Subordinated Promissory Notes issued pursuant to the Agreement and any other similar Convertible Junior Subordinated Promissory Notes issued by the Company in exchange for, or to effect a transfer of, any Note and "Notes" means all such Notes in the aggregate.

                  Pursuant to the Letter Agreement, dated as of September 6, 2001 (the "Settlement Letter"), between the Company and the Investor, the parties thereto have agreed, for good and valuable consideration referred to therein, to amend and restate this Note as follows:

                  1. Accrual of Interest. Except as otherwise expressly provided in Section 5 hereof, interest shall accrue, on a semi-annual basis, at the rate of six percent (6.0%) per annum (based on a year of 360 days, consisting of twelve (12) months of 30 days each) on the Face Amount and shall result, on each Interest Payment Date (as hereinafter defined), in a corresponding increase in the then outstanding Face Amount of the Notes.


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                                                                               2


                  2. Payment of Principal and Interest on Note.

                  (a) Scheduled Payment of Principal. The Company shall pay the Face Amount, together with all accrued and unpaid interest thereon, if any, in cash to the holder of this Note on April 17, 2005.

                  (b) Payment of Interest. The Company shall pay interest on this Note semiannually in arrears on March 15 and September 15 of each year, or if any such day is not a business day, on the next succeeding business day (each an "Interest Payment Date") to holders of record on the immediately preceding March 1 and September 1, respectively. Any interest payable on this Note shall be paid by adding an amount equal to the interest payable on such Interest Payment Date to the then outstanding Face Amount of this Note on such Interest Payment Date. Immediately following each Interest Payment Date, the Company shall deliver a written notice to the holder of this Note specifying (i) the amount of the increase to the Face Amount of this Note as a result of the interest payment on the immediately preceding Interest Payment Date and (ii) the aggregate Face Amount of this Note immediately following such Interest Payment Date.

                  (c) Pro Rata Payment. The Company agrees that any payments to the holders of the Notes (including, without limitation, upon acceleration pursuant to Section 6) (whether for principal, interest or otherwise) shall be made pro rata among all such holders based upon the aggregate unpaid principal amount of the Notes held by each such holder. If any holder of a Note obtains any payment (whether voluntary, involuntary, by application of offset or otherwise) of principal or interest on such Note in excess of such holder's pro rata share of payments obtained by all holders of the Notes, such holder shall make payments to the other holders of the Notes such participation in the Notes held by them as is necessary to cause such holders to share the excess payment ratably among each of them as provided in this Section.

                  3. Optional Redemption.

                  (a) Optional Redemption. From and after April 17, 2003, the Company, at its option, may redeem the Notes, in whole but not in part, to the extent it has funds legally available therefor and such redemption is not prohibited by the terms of its outstanding indebtedness, at the redemption price of 100% of the Face Amount thereof, plus an amount equal to the accrued and unpaid interest thereon, if any, to the redemption date; provided (i) the Current Market Price of the A Common Stock (as defined below) on the date of the notice of redemption (described below) equals or exceeds 150% of the Conversion Price (as adjusted); (ii) the Closing Price of the A Common Stock on the trading day immediately preceding the date of such notice of redemption equals or exceeds 150% of the Conversion Price (as adjusted); (iii) the Company is permitted (without the necessity of any further approvals or action) by law and under the rules of any securities exchange on which the A Common Stock is traded to convert all the Notes into shares of A Common Stock and the Company intends and has the financial resources and ability to repurchase all of the outstanding Notes; and (iv) the Company has agreed not to exercise its Cash Out Right (as defined below). As used herein, the "Current Market Price" for a given date shall mean the average Closing Price of the A Common Stock as reported in The Wall Street Journal or, at the election of the Company, other reputable financial news


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                                                                               3


source, for the 20 consecutive trading days immediately preceding the date the redemption notice is given. As used herein, the "Closing Price" of the A Common Stock on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the A Common Stock, in each case on the NYSE or, if not listed or admitted to trading on such exchange, as quoted on AMEX or Nasdaq.

                  (b) Payment of Redemption Price.

                  (i) The amount of the redemption price on the Notes redeemed, on any redemption set forth herein, shall be paid to the holders of the Notes in cash (to the extent funds are legally available therefor and such redemption is not prohibited by the terms of its outstanding indebtedness).

                  (ii) Not less than 15 days nor more than 45 days (such date as fixed by the board of directors of the Company is referred to herein as the "Redemption Record Date") prior to the date fixed for any redemption of the Notes pursuant to this Section 3, a notice specifying the time and place of the redemption of the Notes shall be given by first class mail, postage prepaid, to the holders of record on the Redemption Record Date of the Notes to be redeemed at their respective addresses as the same shall appear on the books of the Company, calling upon each holder of record to surrender to the Company on the redemption date at the place designated in the notice the Notes owned by such holder. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. On or after the redemption date, each holder of Notes to be redeemed shall present and surrender such holder's Notes to the Company at the place designated in the redemption notice and thereupon the redemption price of the Notes, and any unpaid interest thereon to the redemption date, shall be paid to or on the order of the person whose name appears in the Note Register (as herein defined) as the owner thereof, and each surrendered Note shall be canceled by the Company.

                  (iii) If a notice of redemption has been given pursuant to this Section 3 and if, on or before the redemption date, the funds necessary for such redemption (including all interest on the Notes to be redeemed that will accrue to the redemption date) shall have been set aside by the Company, separate and apart from its other funds, in trust for the benefit of the holders of all the Notes, then, notwithstanding that any Notes have not been surrendered for cancellation, on the redemption date interest shall cease to accrue on the Notes to be redeemed, and at the close of business on the date on which such funds have been segregated and set aside by the Company as provided in this Subsection 3(b)(iii), the holders of the Notes shall have no rights with respect thereto, except the conversion rights provided in Subsection (iv) of this
Section 3(b) and Section 4 below and the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of their Notes.

                  (iv) If a notice of redemption has been given pursuant to this
Section 3 and any holder of Notes shall, prior to the close of business on the business day immediately preceding the redemption date, give written notice to the Company pursuant to Section 4 below of the conversion of any or all of the Notes to be redeemed held by the holder (accompanied by the


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                                                                               4


Note or Notes), then such redemption shall not become effective as to such Notes to be converted and such conversion shall become effective as provided in
Section 4 below, whereupon any funds deposited by the Company for the redemption of such notes shall (subject to any right of the holder of such Notes to receive the interest payable thereon as provided in Section 4 below) immediately upon such conversion be returned to the Company or, if then held in trust by the Company, shall automatically and without further corporate action or notice be discharged from the trust.

                  4. Conversion Rights. The holders of the Notes shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert.

                  (i) Following April 17, 2003 and provided that all filings made under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, as required by Section 6.1 of the Securityholders Agreement originally dated April 17, 2000 (the "Original Securityholders Agreement"), as amended and restated pursuant to the Amended and Restated Securityholders Agreement dated July 12, 2002 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Securityholders Agreement") have been made and all related waiting periods have expired or have been terminated early, the Face Amount of this Note plus all accrued and unpaid interest thereon shall be convertible, in whole or in part, at the option of the holder thereof, at any time and from time to time, subject to compliance with this Section 4, into fully paid and nonassessable shares of the Company's Class A Common Stock, par value $.005 per share (the "A Common Stock"; and together with Company's Class B Common Stock, par value $.005 per share, the "Common Stock") at the then effective Conversion Rate (as defined below) (each such conversion, an "Optional Conversion").

                  The "Conversion Rate", as of any date of determination, shall equal an amount determined by dividing (i) the Face Amount outstanding on such date, plus any accrued and unpaid interest on such Notes, by (ii) the Conversion Price (as defined below) in effect as of any date of determination. The Conversion Price at which shares of A Common Stock shall be deliverable upon conversion of the Notes without the payment of additional consideration by the holder thereof (the "Conversion Price") shall, as of April 17, 2001, be $7.45. Such Conversion Price and the rate at which the Notes may be converted to shares of A Common Stock, shall thereafter be subject to adjustment as provided below.

                  (ii) Notwithstanding a holder's request to convert all or part of his or her Notes into A Common Stock pursuant to a Conversion Notice (as defined below), the Company shall (except following the Company's exercise of its option pursuant to Section 3 or any conversion of the Notes pursuant to Subsection 5(a), and subject to the procedures described below), have the right (the "Cash Out Right") after such request and on or prior to the twentieth
(20th) business day following the date of the Conversion Notice (the "Cash Out Right Expiration Date") to redeem all, but not part of, such Notes for cash in an amount (the "Cash Out Consideration") equal to the product of (x) the quotient of (i) the Face Amount of the Notes to be converted, plus all accrued and unpaid interest thereon, through the Cash Out Date (defined below), and (ii) the Conversion Price and (y) the average Closing Price over the five (5) trading


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                                                                               5


days immediately preceding the date of the Conversion Notice. If the Company elects to exercise the Cash Out Right, it shall be required to provide written notice to the holder of such election (the "Cash Out Notice"), which Cash Out Notice shall specify the date (the "Cash Out Date") on which the Company will pay the Cash Out Consideration; provided, however, the Cash Out Date shall in no event be later than the Cash Out Right Expiration Date. The Company shall deliver the Cash Out Notice to the holder as promptly as practicable, but in no event more than ten (10) business days after delivery of the Conversion Notice by the holder. If no such notice is received by the holder, or if the Company notifies the holder of its intention not to exercise the Cash Out Right, then, notwithstanding anything in this Section 4 to the contrary, the Face Amount of Notes, plus all accrued and unpaid interest thereon, which the holder originally sought to convert pursuant to the Conversion Notice shall be automatically converted on the Conversion Date (as defined below) into shares of A Common Stock at the then effective Conversion Rate (subject to the holder's right to revoke the Conversion Notice and to continue to hold the Notes, as described in section 4(c)(i)). Except as otherwise provided in this Section 4(a)(ii), if the Company delivers a Cash Out Notice but fails to deliver the Cash Out Consideration on the Cash Out Date, then (i) the Company shall forfeit the Cash Out Right in connection with all subsequent conversions of all or part of the Notes and (ii) the Face Amount of Notes, plus all accrued and unpaid interest thereon, which the holder originally sought to convert pursuant to the Conversion Notice shall be automatically converted at the close of business on the later of the Conversion Date or the Cash Out Date into shares of A Common Stock at the then effective Conversion Rate (subject to the holder's right to revoke the Conversion Notice and to continue to hold the Notes, as described in
Section 4(c)(i)). Notwithstanding the foregoing, if a Conversion Notice is delivered in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933 (an "Underwritten Conversion"), then the holders of Notes requesting conversion shall not be deemed to have converted such Notes until immediately prior to the closing of the sale of A Common Stock in the underwriting.

                  (b) Fractional Shares. No fractional shares of A Common Stock shall be issued upon conversion of the Notes. In lieu of fractional shares, the Company shall pay cash equal to such fraction multiplied by the Closing Price for shares of A Common Stock on the trading date immediately preceding the related Conversion Date.

                  (c) Mechanics of Conversion.

                  (i) In order to convert Notes into shares of A Common Stock, the holder shall deliver written notice to the Company (such notice, the "Conversion Notice") that such holder elects to convert all or part of the Face Amount, plus all accrued and unpaid interest thereon, represented by such Note or Notes into shares of A Common Stock no less than ten (10) business days prior to the date on which the holder desires to effect such conversion (such date, the "Conversion Date"). The Conversion Notice shall state the Conversion Date, the Face Amount of Notes, plus all accrued and unpaid interest thereon, which the holder seeks to convert and shall be revocable, at the option of the holder, at all times prior to the close of business on the later of the Conversion Date or the Cash Out Date; provided, however, that if the Company elects to exercise its Cash Out Right, a Conversion Notice that is not delivered in connection with an Underwritten Conversion shall be irrevocable for the three (3) business day period


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                                                                               6


ending on (and including) the Cash Out Date. The holders shall deliver to the Company the Note or Notes that are being converted on or prior to the later of the Conversion Date or the Cash Out Date. As soon as practicable, but no later than two days after the later of the Conversion Date or the Cash Out Date, the Company shall (at its own expense) promptly issue and deliver to such holder, at a location directed by such holder, a certificate or certificates for the number of shares of A Common Stock to which such holder is entitled and, in the case where only part of a Note is converted, a new Note of any authorized denomination (as requested by a holder) in an aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of the Note so surrendered. Such conversion shall be deemed to have been made at the close of business on the later of the Conversion Date or the Cash Out Date, and the holder entitled to receive the shares of A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of A Common Stock on such date.

                  (ii) The Company shall at all times during which the Notes shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes. In addition, the Company shall at all times during which the Notes shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of preferred stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes into Preferred Stock, if necessary. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of A Common Stock issuable upon conversion of the Notes, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of A Common Stock at such adjusted Conversion Price.

                  (iii) All Notes which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such Notes, including the rights, if any, to receive interest, notices and consent rights shall immediately cease and terminate at the close of business on the later of the Conversion Date or the Cash Out Date, except only the right of the holders thereof to receive shares of A Common Stock, cash or Preferred Stock, as the case may be, in exchange therefor, and, if applicable, cash for any fractional shares of A Common Stock. Any Notes so converted shall be retired and canceled.

                  (iv) If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Notes for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the holders entitled to receive the A Common Stock issuable upon such conversion of the Notes shall not be deemed to have converted such Notes until immediately prior to the closing of the sale of securities.


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                                                                               7


                  (d) Adjustments to Conversion Price for Diluting Issues.

                  (i) Special Definitions. For purposes of this Subsection 4(d), the following definitions shall apply:

                           (A) "Option" shall mean Rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, other than such Rights, options or warrants granted to employees, directors or consultants of the Company pursuant to plans or arrangements approved by the Company's board of directors.

                           (B) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                           (C) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(ii) below, deemed to be issued) by the Company after April 17, 2000 (the "Issue Date").

                           (D) "Rights to Acquire Common Stock" (or "Rights") shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call, or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

                  (ii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Issue Date issues any Options or Convertible Securities or Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights to Acquire Common Stock or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue; provided, however, that in any such case:

                           (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options, Rights or conversion or exchange of such Convertible Securities;

                           (B) Upon the expiration or termination of any unexercised Option, Right or Convertible Security, the Conversion Price shall be adjusted immediately to reflect the applicable Conversion Price which would have been in effect had such Option, Right or Convertible Security (to the extent outstanding immediately prior to such expiration or termination) never been issued; and

                           (C) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option, Right or Convertible Security, including, but not limited to, a change resulting from the anti-


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                                                                               8


         dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the Conversion Price adjustment that was originally made upon the issuance of such Option, Right or Convertible Security which were not exercised or converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option, Right or Convertible Security.

                  (iii) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

                           (A) If the Company shall at any time after the Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(ii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e) or in respect of which an adjustment is made pursuant to Subsection 4(g), (h) or (i)), without consideration, or for a consideration per share less than the Fair Market Value per share of Common Stock on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Fair Market Value per share of Common Stock and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (2) the number of such Additional Shares of Common Stock so issued.

                           (B) If the Company shall at any time after the Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(ii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e) or in respect of which an adjustment is made pursuant to Subsection 4(g), (h) or (i)) for a consideration per share less than the Conversion Price (as adjusted) on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (B) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase if the amount paid per share for such shares was equal to the Conversion Price and the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus (2) the number of such Additional Shares of Common Stock so issued.

                           (C) If the Company shall at any time after the Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(ii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e) or in respect of which an adjustment is made pursuant to Subsection 4(g), (h) or (i)) for a consideration per share that is less than the Fair Market Value and less than the Conversion Price (as adjusted), in each case on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, to equal the lesser of (A) the Conversion Price as adjusted pursuant to Section 4(d)(iii)(A) or (B) the Conversion Price as adjusted pursuant to Section 4(d)(iii)(B).

                  Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.0l or more.

                  (iv) Determination of Consideration. For purposes of this Subsection 4(d), "Fair Market Value" of the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A) Cash and Property. Such consideration shall:

                                    (1) insofar as it consists of cash, be
                  computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (2) insofar as it consists of property other
                  than cash, be computed at the Fair Market Value thereof at the time of such issue, as determined in good faith by the Board (absent manifest error); and

                                    (3) in the event Additional Shares of Common
                  Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board (absent manifest error).

                           (B) Options, Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(ii), relating to Options, Rights and Convertible Securities, shall be determined by dividing

                                    (1) the total amount, if any, received or
                  receivable by the Company as consideration for the issue of such Options, Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities, by

                                    (2) the maximum number of shares of Common
                  Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or the conversion or exchange of such Convertible Securities.

                  (e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issuance plus the number of such Additional Shares of Common Stock issuable in payment of such dividend or distribution.

                  (g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Issue Date shall make or issue a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or other assets or properties, then and in each such event provision shall be made so that the holders of the Notes shall receive in addition to the number of shares of A Common Stock receivable upon conversion of the Notes, the amount of securities of the Company or other assets or properties that they would have received had their Notes been converted into A Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or other assets or properties receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the holders of the Notes; provided that, in the event rights or benefits under such securities, assets or properties shall terminate prior to the time that the holder of this Note may elect to convert this Note into shares of A Common Stock, such amount of securities, assets or properties that the holder would have received had such holder converted his or her Notes immediately prior to the distribution shall be distributed to the holder of this Note on the date the securities, assets or properties are distributed to the holders of Common Stock.

                  (h) Adjustment for Reclassification, Exchange or Substitution. If the A Common Stock issuable upon the conversion of the Notes shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation, asset sale or other event provided for elsewhere in this Section 4), then and in each such event the holder of each Note (whether then outstanding or thereafter issued) shall have the right thereafter to convert such Note into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of A Common Stock into which all such Notes might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                  (i) Reorganizations, Mergers, Consolidations or Asset Sale. If at any time after the Issue Date there is a merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or reorganization involving the A Common Stock (collectively, a "Capital Reorganization") (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange, substitution or other event of shares provided for elsewhere in this Section 4), as part of such Capital Reorganization, provision shall be made so that the holders of Notes (whether then outstanding or thereafter issued) will thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of A Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Notes after the Capital Reorganization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Notes) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, each Note shall become Notes of such surviving entity, with the same powers, rights and preferences as provided herein.

                  (j) Reserved.

                  (k) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Notes against impairment to the extent required hereunder. Nothing in this Section 4 shall affect the continued accrual of interest on the Notes in accordance with the terms of this Note.

                  (l) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder, if any, of Notes outstanding a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon the reasonable written request of any holder of Notes, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect and (iii) the number of shares of A Common Stock and the amount, if any, of other property which then would be received upon the conversion of Notes. Despite such adjustment or readjustment, the form of each or all Notes, if the same shall reflect the initial or any subsequent Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Note, which shall control.

                  (m) Notice of Record Date. In the event:

                  (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

                  (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon);

                  (iv) of any Capital Reorganization; or

                  (v) of the involuntary or voluntary dissolution, liquidation or winding up of the Company,

                  then the Company shall cause to be filed at its principal office, and shall cause to be mailed to the holders of the Notes at their last addresses as shown on the records of the Company, at least 10 days prior to the record date specified in (A) below or 20 days prior to the date specified in (B) below, a notice stating

                           (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

                  5. Rights Upon a Change of Control.

                  (a) Conversion upon Certain Changes in Control.

                  (i) Mandatory Conversion. Notwithstanding the 3-year nonconversion period in Subsection 4(a)(i), in the event of a Change in Control (as herein defined) of the Company in which its public stockholders receive cash, or other consideration or a combination thereof ("Consideration") from any Person (as herein defined) in respect of their shares of A Common Stock (a "Specified Change in Control"), which Specified Change in Control (x) satisfies the Price Threshold (as specified herein) and (y) is not an Impaired Tax-Free Change in Control Transaction as defined in Subsection 5(a)(iii) (such Specified Change in Control, a "Mandatory Conversion Change in Control"), then automatically and without any action required by the holders thereof, the Face Amount of the Notes, plus all accrued and unpaid interest thereon, shall be converted immediately prior to the closing of the Mandatory Conversion Change in Control into fully paid and nonassessable shares of A Common Stock at the then effective Conversion Rate and the holders will be entitled to receive in respect of such shares of A Common Stock the same per share Consideration paid to holders of A Common Stock in the Mandatory Conversion Change in Control. A Specified Change in Control shall be deemed to satisfy the Price Threshold if the sum of the Fair Market Value of the non-cash component of the Consideration (if any) and the cash component of the Consideration (if any) equals or exceeds each and all of the following (adjusted for stock splits and the like): (x) $15.00 per share of A Common Stock as of the close of business on the day on which the Specified Change in Control is publicly announced, (y) an average of $15.00 per share of A Common Stock measured (as of the close of business each day) over the ten (10) trading day period immediately following such public announcement, and (z) an average of $12.00 per share of A Common Stock measured (as of the close of business each day) over the ten (10) trading day period ending three trading days immediately prior to the closing of the Specified Change in Control.

                  "Fair Market Value" means, for purposes of this Section 5(a)(i), (A) with respect to any security that is publicly held, listed or traded, the closing price of such security on a specified date, which shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use and (B) with respect to any other security or other property other than cash, the fair value per share of such Consideration as determined in good faith by a majority of the Company's Board of Directors at or before the date on which the Specified

Change in Control is publicly announced, absent manifest error, and after considering such Consideration's credit, liquidity, and other terms.

                  (ii) Optional Conversion. In the event of a Specified Change in Control (other than a Mandatory Conversion Change in Control) (such Specified Change in Control, an "Optional Conversion Change in Control") and notwithstanding the 3-year nonconversion period in Subsection 4(a)(i), each holder will have the right but not the obligation, at its election, to convert immediately prior to the closing of the Optional Conversion Change in Control, in whole or in part, the Face Amount of the Notes plus all accrued and unpaid interest thereon at the then effective Conversion Rate into fully paid and nonassessable A Common Stock and the holders will be entitled to receive in respect of such shares of A Common Stock the same per share consideration paid to holders of A Common Stock in the Optional Conversion Change in Control.

                  (iii) Impaired Tax-free Change in Control Transaction. If, in connection with a Specified Change of Control which is to be a tax-free exchange for the Company's stockholders, the Note holders' exercise of their Resale Registration Rights (as defined in Section 4.3 of the Securityholders Agreement) for the securities to be received upon the conversion of the Notes would be the sole cause of that tax-free Specified Change in Control transaction becoming a taxable transaction (such transaction, an "Impaired Tax-Free Change in Control Transaction"), then following the good faith efforts of the Company, the acquiring entity and the holders to implement reasonable changes to the proposed transaction structure to achieve a tax-free exchange, in the case of a Specified Change in Control that would otherwise be a Mandatory Change in Control the Notes will not automatically convert pursuant to Subsection 5(a)(i) and the transaction will be treated as an Optional Conversion Change in Control. In the event of an Impaired Tax-Free Change in Control Transaction that would have otherwise been a Mandatory Conversion Change in Control, in connection with which the holders elect to convert the Notes into A Common Stock (or otherwise enter into an arrangement to receive consideration from such Impaired Tax-Free Change in Control Transaction), the holders will not be entitled, without the written consent of the Company, to receive consideration directly or indirectly from the acquiring entity that is (x) greater in value than the product of (A) the quotient of (1) the Face Amount, plus all accrued and unpaid interest thereon, divided by (2) the then effective Conversion Price times (B) the value of the per share consideration received in such transaction by public stockholders of the Company or (y) different in form than the per share consideration received in such transaction by public stockholders of the Company.

                  (iv) Further Assurances. In connection with any Specified Change in Control in which all or any portion of the Notes are to be converted (automatically or otherwise), the Company shall take, or use reasonable best efforts to cause the acquiring entity to take, all actions that are reasonably necessary to assure that the holders of the Notes will timely receive, if required by any acting exchange or paying agent, duly issued shares of A Common Stock in exchange for their converted Notes to enable such holders to participate, on the same basis as the Company's public stockholders, in such Specified Change in Control. The Company agrees and, by the acceptance hereof, each holder agrees that prior to any conversion of the Notes pursuant to this Subsection 5(a) and the closing of any Specified Change of Control transaction, to the extent required under applicable laws, rules and regulations, including those of the stock exchange or markets on which the shares of A Common Stock are then listed: (A) all filings under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, as required by Section 6.1 of the Securityholders Agreement, shall have been made and all related waiting periods have expired or have been terminated early; and (B) all necessary stockholder approvals to permit the conversion of the Notes shall have been obtained.

                  (b) Repurchase Right Upon a Change of Control.

                  (i) In the event of a Change in Control (as herein defined, and other than a Mandatory Conversion Change in Control), each holder shall have the right (the "Repurchase Right"), at the holder's option to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple thereof, on the date (the "Repurchase Date") that is 30 days after the date of the Company Notice (as defined in Subsection 5(b)(ii)) at a purchase price equal to 101% of the Face Amount to be repurchased plus accrued and unpaid interest thereon, if any, to the Repurchase Date (the "Repurchase Price"). "Change in Control" means (A) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Rule l3d-5 under the Securities Exchange Act of 1934 as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Common Stock; (B) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (1) nominated by the board of directors of the Company nor (2) appointed by directors so nominated; or (C) the hiring or firing of the Company's chief executive officer without the prior approval of holders representing a majority of the outstanding Face Amount of the Notes. "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

                  (ii) On or before the 20th day after the occurrence of a Change in Control, the Company shall give to all holders of Notes notice (the "Company Notice"), of the occurrence of the Change in Control and of the Repurchase Right set forth herein arising as a result thereof. Each notice of a repurchase right shall be mailed to the holders of the Notes at their last address as shown on the records of the Company and shall state:

                           (A) the Repurchase Date;

                           (B) the date by which the repurchase right must exercised;

                           (C) the Repurchase Price;

                           (D) a description of the procedure which a holder must follow to exercise a repurchase right and the place or places where such Notes are to be surrendered for payment of the Repurchase Price;

                           (E) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Note designated by the holder to be repurchased, and that interest thereon shall cease to accrue on and after said date; and

                           (F) the Conversion Rate then in effect, the date on which the right to convert the principal amount of the Notes to be repurchased will terminate and the place where such Notes may be surrendered for conversion.

                  No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a Repurchase Right or affect the validity of the proceedings for the repurchase of the Notes.

                  If any of the foregoing provisions or other provisions of this
Section 5(b) are inconsistent with applicable law, such law shall govern.

                  (iii) To exercise a Repurchase Right, a holder shall deliver to the Company on or before the 30th day after the date of the Company Notice
(A) written notice of the holder's exercise of such right, which notice shall set forth the name of the holder, the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the serial number thereof and the portion of the principal amount thereof that is to be repurchased) and a statement that an election to exercise the Repurchase Right is being made thereby, and (B) the Notes with respect to which the Repurchase Right is being exercised. Such written notice shall be irrevocable, except that the right of the holder to convert the Notes with respect to which the Repurchase Right is being exercised shall continue until the close of business on the business day immediately preceding the Repurchase Date.

                  (iv) In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the holders of Notes the Repurchase Price in cash as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to the Repurchase Date payable with respect to the Notes as to which the repurchase right has been exercised.

                  (v) If any Note (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Note (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 9% per annum, and each Note shall remain convertible into A Common Stock until the principal of such Note (or portion thereof, as the case may be) shall have been paid or duly provided for.

                  (vi) Any Note which is to be repurchased only in part shall be surrendered to the Company and the Company shall execute and make available for delivery to the holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

                  6. Events of Default.

                  (a) Definition. For purposes of this Note, an "Event of Default" shall be deemed to have occurred if:

                  (i) the Company fails to pay when due (whether at maturity or otherwise) the full amount of interest then accrued hereon or the full amount of any principal payment hereon;

                  (ii) (A) the Company or any of its material Subsidiaries makes an assignment for the benefit of creditors, (B) an order, judgment or decree is entered adjudicating the Company or any of its material Subsidiaries bankrupt or insolvent, (C) any order for relief with respect to the Company or any of its material Subsidiaries is entered under the Bankruptcy Reform Act, Title 11 of the United States Code,
         (D) the Company or any of its material Subsidiaries petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any of its material Subsidiaries or of any substantial part of the assets of the Company or any of its material Subsidiaries, or commences any proceeding relating to the Company or any of its material Subsidiaries under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, or (E) any such petition or application is filed, or any such proceeding is commenced, against the Company or any of its material Subsidiaries and either (1) the Company or any of its material Subsidiaries by any act indicates its approval thereof, consent thereto or acquiescence therein or (2) such petition, application or proceeding is not dismissed within 60 days;

                  (iii) a judgment in excess of $30,000,000 is rendered against the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged or paid;

                  (iv) the Company or any of its material Subsidiaries defaults in the performance of any indebtedness if the effect of such default is to cause an amount exceeding $30,000,000 to become due prior to its stated maturity;

                  (v) for any reason any Designated Senior Indebtedness (as defined in Section 11(h), hereof) shall have become due prior to its stated maturity; or

                  (vi) the failure to comply with the terms of this Note or the applicable provisions of the Agreement or the Settlement Letter for a period of 30 days following notice of such failure from holders of the Notes.

Notwithstanding the foregoing, no Event of Default under clauses (iii), (iv),
(v) or (vi) above shall occur or shall be deemed to have occurred (unless the indebtedness under the Credit Agreement (as defined in Section 11(g) hereof) shall have become due prior to its stated maturity and such acceleration shall not have been rescinded or annulled within 30 days thereafter) so long as any Senior Indebtedness (as defined in Section 11(g) hereof) remains outstanding or the Credit Agreement is otherwise "in effect." Nothing in this
Section 6 shall prevent a holder of Senior Indebtedness (as defined in Section 11(g) hereof) from exercising its right to enforce the applicable provisions of this Note against the holder of this Note in any proceeding of a type described in Section 6(a)(ii) above or any similar proceeding.

                  (b) Consequences of Events of Default.

                  (i) Subject to the provisions of Section 11 of this Note, if an Event of Default of the type described in Subsections 6(a)(i), (iii), (iv),
(v) and (vi) has occurred and continued for 15 days or any other Event of Default has occurred, the holder or holders of the Notes representing a majority of the aggregate principal amount then outstanding of the Notes may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes owned by such holder or holders; provided that in an Event of Default specified in Subsection 6(a)(ii), all of the outstanding principal amount of the Notes shall automatically and immediately become due and payable. The Company shall give prompt written notice of any such demand to the other holders, if any, of any portion of the Notes, each of which may demand immediate payment of all or any portion of such holder's portion of the Notes. If any holder or holders of the Notes demand immediate payment of all or any portion of such holder's portion of the Notes, the Company shall, subject to the other provisions of this Note (including Section 11), immediately pay in cash to such holder or holders the principal amount of the Notes requested to be paid plus accrued interest thereon.

                  (ii) Subject to the other provisions of this Note (including
Section 11), each holder of any portion of this Note shall also have, upon the occurrence and continuance of an Event of Default, any other rights which such holder may have pursuant to applicable law.

                  7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least a majority of the aggregate principal amount then outstanding of the Notes; provided that no such action shall change (i) the rate at which or the manner in which interest accrues on the Notes or is payable or the times at which such interest becomes payable, or (ii) any provision relating to the scheduled payment of principal on the Notes without the consent of the applicable holder if such change is adverse to such holder.

                  8. Place of Payments. Payments of principal and interest and all notices and other communications to the Investor hereunder or with respect hereto are to be delivered to the Investor at the following address:

                  2725 Sand Hill Road
                  Building C, Suite 150
                  Menlo Park, CA 94025
                  Attn: Karl Detweiler
or to such other address or to the attention of such other person as specified by prior written notice to the Company, including any transferee of this Note.

                  9. Costs of Collection. In the event that the Company fails to pay when due (including, without limitation upon acceleration in connection with an Event of Default) the full amount of principal and/or interest hereunder, the Company shall indemnify and hold harmless the holder of any portion of this Note from and against all reasonable costs and expenses incurred in connection with the enforcement or collection of such principal and interest, including, without limitation, reasonable attorneys' fees and expenses.

                  10. Waivers. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

                  11. Subordination. The Company agrees, and by the acceptance hereof each holder agrees, as follows:

                  (a) Subordination of Liabilities. The Company, for itself, its successors and assigns, covenants and agrees, and each holder of this Note (together with its successors and assigns, the "holder of this Note") by its acceptance hereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this Section 11, and the provisions of Sections 2 and 6 of this Note, each shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such and they and/or each of them may proceed to enforce such provisions.

                  (b) Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (i) In the event of a Senior Payment Default (as hereinafter defined), then, upon receipt by the Company and the holders of Subordinated Indebtedness of written notice of such Senior Default (a "Senior Payment Default Notice") from either
         (i) the Administrative Agent (as defined in the Credit Agreement) if such Senior Payment Default relates to the Credit Agreement or any replacement thereof or (ii) the holders of at least a majority in principal amount of outstanding Senior Indebtedness to which such Senior Payment Default relates or any duly authorized representative of such holders, no payment (other than a payment in the form of any other indebtedness of the Company which is subordinated to the payment of the Senior Indebtedness to the same extent as this Note is subordinated to the Senior Indebtedness or payments made in equity securities of the Company, including as a result of the conversion of the Notes into shares of A Common Stock) shall be made by the Company on account of principal of (or premium, if any) or interest on the Subordinated Indebtedness unless and until (i) such Senior Payment Default shall have been cured or waived or shall have ceased to exist or (ii) all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash, or provision shall have been made for such payment and all commitments to make further loans, advances and other credit accommodations under the Credit Agreement or such other Senior Indebtedness have been terminated (such period during which a Senior Default continues being, a "Payment Default Blockage Period").

                  (ii) In the event that any Senior Nonmonetary Default (as hereinafter defined) shall have occurred and be continuing, then, upon the receipt by the Company and the holders of Subordinated Indebtedness of written notice of such Senior Nonmonetary Default (a "Senior Nonmonetary Default Notice") from either (i) the Administrative Agent if such Senior Nonmonetary Default relates to the Credit Agreement or any replacement thereof or (ii) the holders of a majority in principal amount of outstanding Senior Indebtedness to which such Senior Nonmonetary Default relates or any duly authorized representative of such holders, no payment (other than a payment in the form of any other indebtedness of the Company which is subordinated to the payment of the Senior Indebtedness to the same extent as the Note is subordinated to the Senior Indebtedness or payments made in equity interests of the company, including as a result of the conversion of the Notes into shares of A Common Stock) shall be made by the Company on account of principal of (or premium, if any) or interest on the Subordinated Indebtedness during the period (the "Nonmonetary Default Blockage Period") commencing on the date of receipt of such Senior Nonmonetary Default Notice and ending on the earlier of (a) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled or the Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been discharged or
         (b) the 179th day after the date of receipt of such written notice; provided, however, that not more than one Senior Nonmonetary Default Notice shall be given during any period of 360 consecutive days, regardless of the number of defaults with respect to Senior Indebtedness during such 360-day period. For all purposes of this
         Section 11(b)(ii), no event of default which existed or was continuing on the date of commencement of any Nonmonetary Default Blockage Period with respect to any Senior Indebtedness shall be, or be made, the basis for the commencement of a another Nonmonetary Default Blockage Period by the holders (or any duly authorized agent or other representative thereof) of such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Nonmonetary Default Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                  (iii) If an Event of Default shall occur and be continuing at any time during the continuance of a Payment Default Blockage Period or a Nonmonetary Default Blockage Period, no holder of Subordinated Indebtedness shall ask, demand or sue for any payment or distribution or seek any other remedy in respect of the Subordinated Indebtedness or commence or join in with any other creditor (other than the agent for the holders of Senior Indebtedness) in commencing any bankruptcy, insolvency, receivership or similar proceedings prior to the earliest to occur of (i) acceleration of any Senior Indebtedness or any other exercise of remedies by the Administrative Agent or the Lenders (as defined in the Credit Agreement) or the other holders of Senior Indebtedness, including without limitation, any realization on collateral or any reduction of commitments as a result of the occurrence and continuance of any event of default under the Credit Agreement or any agreement or instrument evidencing Senior Indebtedness, (ii) the occurrence of an Event of Default specified in Section 6(a)(ii) hereof or (iii) the earlier to, occur of (x) 179 days after the commencement of such Payment Blockage Period or Nonmonetary Blockage Period or (y) the expiration of such Payment Blockage Period or Nonmonetary Default Blockage Period.

                  (iv) Except as contemplated by Section 2(b) and Section 4, the Company may not, directly or indirectly, make any payment of any kind or character of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if such payment is prohibited by the terms of any Senior Indebtedness or if any default or event of default under any Senior Indebtedness is then in existence or would result therefrom.

                  (v) In the event that, notwithstanding the other provisions of this Section 11(b), the Company shall make (or any other person or entity on behalf of the Company shall make) any payment on account of the Subordinated Indebtedness (other than as contemplated by Section 2(b) and Section 4) or shall acquire any Subordinated Indebtedness for cash or property at a time when payment is not permitted by such provisions, such payment shall be held by the holder of this Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative, agent or trustee under the loan agreement, indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Section 11 or affecting the subordination effected hereby, if notice has not been previously given, the Company shall give the holder of this Note prompt written notice of any event which would prevent payments under this Section 11(b).

                  (c) Subordination to Prior Payment of All Senior Indebtedness on Dissolution Liquidation or Reorganization of the Company. Upon any payment or distribution of assets of the Company of any kind or character (whether in cash, properties or securities) upon any total or partial dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings or upon an assignment for the benefit of creditors, marshaling of assets of the Company or otherwise):

                  (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of this Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness other than equity securities of the Company or debt securities that are subordinated to the Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness;

                  (ii) any payment or distribution of assets of the Company of any kind or character (other than equity securities of the Company or debt securities that are subordinated to the Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness), whether in cash, property or securities to which the holder of this Note would be entitled except for the provisions of this Section 11, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing provisions of this Section 11(c), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received in violation hereof by the holder of this Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their representative, agent or trustee under any loan agreement, indenture or other agreement under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

                  To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred. If the holder of this Note does not file a proper claim or proof of debt in the form required in any bankruptcy, insolvency, receivership, reorganization or similar proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Senior Indebtedness or their representative, agent or trustee is hereby authorized to file an appropriate claim for and on behalf of the holder of this Note.

                  (d) Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of this Note by virtue of this Section 11 which otherwise would have been made to the holder of this Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 11 are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  (e) Obligation of the Company Unconditional. Nothing contained in this Section 11 or in this Note is intended to or shall impair, as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Note the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon an event of default under this Note, subject to the provisions of this Section 11 and Section 6 of this Note, including the rights of the holders of Senior Indebtedness in respect of assets of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Section 11, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of this Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 11.

                  (f) Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms and provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of this Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, alter or increase, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release or impairment of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

                  (g) Senior Indebtedness. The term "Senior Indebtedness" shall mean all Obligations (i) of the Company under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of July 16, 1999, among the Company and the other parties thereto, and (ii) of the Company under, or in respect of, any other indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, which the Company specifically designates in writing as "Senior Indebtedness" for purposes of this Note; provided, however, that no such other Senior Indebtedness described in this clause (ii) shall by its terms prohibit the repayment of the principal amount outstanding under this Note and accrued interest thereon at maturity unless an event of default has occurred and is continuing thereunder. As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities, reimbursements and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective issue of Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any such proceeding).

                  (h) Designated Senior Indebtedness. The term Designated Senior Indebtedness means any Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million.

                  (i) Other Defined Terms. The term "Senior Payment Default" shall mean any default in the payment of principal (or premium, if any) or interest on, or other amount payable in respect of, any Senior Indebtedness when due that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Senior Indebtedness (or a trustee or agent or behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Nonmonetary Default. The term "Senior Nonmonetary Default" shall mean the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

                  12. Benefits of the Agreement. The Investor and all transferees (to the extent permitted in the Agreement) shall be entitled to the rights and benefits granted to them in the Agreement.

                  13. Registration of Transfer and Exchange Generally.

                  (a) Registration, Registration of Transfer and Exchange Generally. The Company shall keep at its principal executive offices a register (the register maintained in such place being herein sometimes collectively referred to as the "Note Register") in which the Company shall provide for the registration of Notes and of transfers and exchanges of Notes.

                  Subject to the provisions of the Securityholders Agreement regarding restrictions on transfer, upon surrender for registration of transfer of any Note at its principal executive office, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes in denominations of $1,000 or integral multiples thereof, of a like aggregate principal amount and bearing such restrictive legends as may be required by law.

                  At the option of a holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by law upon surrender of the Notes to be exchanged at the Company's principal executive offices. Whenever any Notes are so surrendered for exchange, the Company shall execute and make available for delivery the Notes which the holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company, duly executed by the holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Notes.

                  (b) Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Company, the Company shall execute and make available for delivery in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Company (i) evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by the Company to save itself harmless, then, in the absence of notice to the Company that such Note has been acquired by a protected purchaser, the Company shall execute and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to-become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note, subject to the holders' conversion rights pursuant to Section 4 hereof.

                  Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  14. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company originally executed and delivered this Note as of the date first written above.

                                       GARTNER, INC.


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: